                                                                     Exhibit 4.7

                             TRUST SUPPLEMENT NO. 13

         TRUST SUPPLEMENT NO. 13, dated as of March 15, 2001 (the "Trust Supplement"), among AIRPLANES LIMITED, a limited liability company organized under the laws of Jersey, Channel Islands ("Airplanes Limited"), AIRPLANES U.S. TRUST, a Delaware business trust formed pursuant to the Airplanes Trust Agreement (as defined in the Pass Through Agreement (as defined below)) ("Airplanes Trust" and, together with Airplanes Limited, the "Note Issuers"), and BANKERS TRUST COMPANY, a New York banking corporation ("Bankers Trust"), not in its individual capacity but solely as Pass Through Trustee hereunder (the "Trustee"), to the Pass Through Trust Agreement dated as of March 28, 1996, among the Note Issuers and the Trustee (the "Pass Through Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Pass Through Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified therefor in the Pass Through Agreement) which may be issued thereunder, has heretofore been executed and delivered;

         WHEREAS, pursuant to the terms and conditions of the Pass Through Agreement, as supplemented by Supplement A dated as of March 16, 1998, this Trust Supplement and any other supplement thereto (the "Agreement"), the Trustee shall purchase those Notes issued by the Note Issuers of the same tenor and designation as the Certificates issued hereunder and shall hold such Notes in trust for the benefit of the Holders of the Certificates issued hereunder;

         WHEREAS, the Trustee hereby declares the creation of this Trust (the "Trust") for the benefit of the Holders of the Certificates issued hereunder, and the initial Holders of the Certificates issued hereunder, as the beneficiaries of the Trust created hereby, by their respective acceptances of the Certificates issued hereunder, join in the creation of this Trust with the Trustee;

         WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a legal, valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

         WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, and shall, to the extent applicable, be governed by such provisions.

         NOW, THEREFORE, in consideration of the premises herein, it is agreed among the Note Issuers and the Trustee as follows:

                                    ARTICLE I

                                THE CERTIFICATES

         Section 1.01. The Certificates.

         There is hereby created a subclass of Certificates to be issued under the Agreement to be designated and known as "Subclass A-9 Pass Through Certificates" (hereinafter referred to as the "Subclass A-9 Certificates"). Each Subclass A-9 Certificate represents a Fractional Undivided Interest in the Trust created hereby. The terms and conditions applicable to the Subclass A-9 Certificates are as follows:

                  (a) The aggregate principal amount of the Subclass A-9 Certificates that shall be authenticated under the Agreement (except for Subclass A-9 Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.05 of the Pass Through Agreement) upon their initial issuance is $750,000,000.

                  (b) The Subclass A-9 Certificates shall be in the form attached hereto as Exhibit A. The Subclass A-9 Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Note Issuers and the Clearing Agency attached hereto as Exhibit B.

                  (c) The proceeds of the sale of the Subclass A-9 Certificates shall be used to purchase from the Note Issuers on the date hereof the following Notes (the "Corresponding Notes") in the aggregate principal amounts set forth below:

         Notes                                       Principal Amount         Maturity
         -----                                       ----------------         --------
         Airplanes Limited Subclass A-9 Notes        $ 682,444,117.47      March 15, 2019
         Airplanes Trust Subclass A-9 Notes          $  67,555,882.53      March 15, 2019

                                   ARTICLE II

               ACQUISITION OF THE NOTES; ISSUANCE OF CERTIFICATES

         Section 2.01. Acquisition of Notes.

         (a) The Note Issuers hereby convey, transfer, sell, set over and otherwise assign to the Trust for the benefit of the Holders of the Subclass A-9 Certificates, the Corresponding Notes and all monies due and to become due thereunder and all rights to collateral and proceeds thereof and all rights to enforce the same.

         (b) In connection with such transfer, not later than the date hereof, each Note Issuer shall deposit the Corresponding Notes issued by it with the Trustee on behalf of the Trust and cause such Notes to be registered in the name of the Trustee in the register therefor maintained by such Note Issuer.

         (c) The transfer of the Corresponding Notes accomplished hereby is absolute, it being understood that the transfer is intended by the parties hereto as a sale.

         Section 2.02. Acceptance by Trustee.

         The Trustee, by its execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title and interest in and to the Corresponding Notes to be acquired hereby and declares that the Trustee holds and will hold such right, title and interest, together with all other property constituting the Trust Property of the Trust, on behalf of the Trust for the benefit of all then present and future Holders of the Subclass A-9 Certificates, upon the trusts set forth in the Agreement. By its payment for and acceptance of each Subclass A-9 Certificate issued to it under the Agreement, each initial Certificateholder of a Subclass A-9 Certificate, as a grantor of the Trust created hereby, shall thereby join in the creation and declaration of the Trust.

         Section 2.03. Limitation of Powers.

         The Trust created hereby shall be constituted solely for the purpose of making the investment in the Corresponding Notes provided for herein, and, except as set forth herein or in this Trust Supplement or in the Agreement, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause the Trust created hereby to fail to qualify as a "grantor trust" for federal income tax purposes.

         Section 2.04. Issuance of Certificates.

         On the date hereof, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in fully registered form only, the Subclass A-9 Certificates upon the written order of the Note Issuers, in authorized denominations and in the names specified by the Note Issuers. The Trustee shall execute on behalf of the Trust, deliver and authenticate Subclass A-9 Certificates equalling the aggregate principal amount of the Corresponding Notes to be purchased by the Trustee pursuant to this Trust Supplement, and evidencing the entire ownership interest in the Trust created hereby. The Trustee shall issue on behalf of the Trust and deliver such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of such Corresponding Notes and, concurrently therewith, the Trustee shall purchase on behalf of the Trust, pursuant to the terms and conditions of the related Trust Supplement, such Notes at a purchase price equal to the amount of such consideration so received.

         The Subclass A-9 Certificates offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global certificates (each, a "Rule 144A Global Certificate"). The aggregate principal amount of each Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of The Depository Trust Company, as the Clearing Agency, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

         The Subclass A-9 Certificates offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global certificates (each, a "Temporary Regulation S Global Certificate"). At any time following the applicable Regulation S Global Certificate Exchange Date, upon receipt by the Trustee of a certificate substantially in the form of Exhibit C hereto, one or more permanent global certificates (each, a "Permanent Regulation S Global Certificate" and, together with each Temporary Regulation S Global Certificate, the "Regulation S Global Certificates," such Regulation S Global Certificates and the Rule 144A Global Certificates being referred to herein as the "Global Certificates") shall be deposited with The Depository Trust Company, as the Clearing Agency, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Certificate in an amount equal to the principal amount of the beneficial interest in such Temporary Regulation S Global Certificate transferred.

         Section 2.05. Restrictive Legends. Unless and until a Subclass A-9 Certificate is exchanged for an Exchange Certificate in connection with an effective registration under the Securities Act pursuant to the Registration Rights Agreement, each Rule 144A Global Certificate and, until at least the 41st day after the Closing Date and receipt by the Note Issuers and the Trustee of a certificate substantially in the form of Exhibit D hereto, each Regulation S Global Certificate shall bear the following legend on the face thereof:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER OR BENEFICIAL OWNER OF THIS CERTIFICATE (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
         (2) AGREES THAT IT WILL NOT, BEFORE TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS CERTIFICATE AND THE LAST DATE THAT AIRPLANES GROUP OR ANY OF ITS AFFILIATES OWNED THIS CERTIFICATE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO AIRPLANES GROUP OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE (A) THROUGH (E) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN THE TWO-YEAR TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE

         TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         Each Global Certificate, whether or not an Exchange Certificate, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE TRUST SUPPLEMENT.

         Section 2.06. Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Trust shall, upon cancellation by the Trustee of the Registrable Certificates surrendered for exchange, issue, and the Trustee shall authenticate, one or more global Exchange Certificates in the names specified by the Note Issuers and in an aggregate principal amount equal to the principal amount of the Registrable Certificates tendered for acceptance by persons that are not (x) broker-dealers, (y) persons participating in the distribution of the Exchange Certificates or (z) persons who are affiliates (as defined in Rule 144 under the Securities Act) of the Trust and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Exchange Certificates, the Trustee shall cause the aggregate principal amount of the Exchange Certificates to be recorded and the aggregate principal amount of the Subclass A-9 Certificates to be reduced accordingly and shall direct the Registrar to make a corresponding recordation and reduction in its books and records of the corresponding book-entry interests. Book-entry interests corresponding to a Subclass A-9 Certificate so exchanged for an Exchange Certificate shall be in turn exchanged for book-entry interests in such Exchange Certificate.

         Section 2.07. Special Transfer Provisions. Unless and until a Subclass A-9 Certificate is exchanged for an Exchange Certificate under an effective registration statement under the Securities Act pursuant to the Registration Rights Agreement, the following provisions shall apply:

         (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a Rule 144A Global Certificate or a Definitive Certificate issued in exchange for an interest in such Rule 144A Global Certificate to a QIB (excluding Non-U.S. Persons):

                  (i) If the Subclass A-9 Certificate to be transferred consists of (x) Definitive Certificates, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that it is purchasing such Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to it is being made in reliance on Rule 144A and acknowledge that they have received such information regarding Airplanes Limited and Airplanes Trust as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a Rule 144A Global Certificate, the transfer of such interest may be effected only through the book-entry system maintained by The Depository Trust Company.

                  (ii) If the proposed transferee is a Clearing Agency Participant, and the Subclass A-9 Certificate to be transferred is a Definitive Certificate, upon receipt by the Registrar of the documents referred to in Clause (i) and instructions given in accordance with The Depository Trust Company's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Rule 144A Global Certificate in an amount equal to the principal amount at maturity of the Definitive Certificate to be transferred, and the Trustee shall cancel the Definitive Certificate so transferred.

         (b) Transfers of Interests in a Temporary Regulation S Global Certificate. The following provisions shall apply with respect to registration of any proposed transfer of interests in a Temporary Regulation S Global
Certificate:

                  (i) The Registrar shall register the transfer of any interest in a Temporary Regulation S Global Certificate (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Subclass A-9 Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that it is purchasing such Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to them is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Trust as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii) If the proposed transferee is a Clearing Agency Participant that provides the documents referred to in clause (i)(y) above, upon receipt by the


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


         Registrar of such documents and instructions given in accordance with The Depository Trust Company's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Certificate, in an amount equal to the principal amount of the Temporary Regulation S Global Certificate to be transferred, and the Trustee shall decrease the amount of the Temporary Regulation S Global Certificate.

         (c) Transfers of interests in a Permanent Regulation S Global Certificate or Definitive Certificates issued in exchange for an interest in a Permanent Regulation S Global Certificate to U.S. Persons. The Registrar shall register any transfer of interests in a Permanent Regulation S Global Certificate or Definitive Certificates issued in exchange for an interest in a Permanent Regulation S Global Certificate to U.S. Persons without requiring any additional certification.

         (d) Transfers to Non-U.S. Persons at any Time. The following provisions shall apply with respect to any transfer of a Subclass A-9 Certificate to a Non-U.S. Person:

                  (i) Prior to the applicable Regulation S Global Certificate Exchange Date, the Registrar shall register any proposed transfer of a Subclass A-9 Certificate to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

                  (ii) On and after the applicable Regulation S Global Certificate Exchange Date, the Registrar shall register any proposed transfer of a Subclass A-9 Certificate to any Non-U.S. Person if the Subclass A-9 Certificate to be transferred is a Definitive Certificate or an interest in a Rule 144A Global Certificate, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

                  (iii) (a) If the proposed transferor is a Clearing Agency Participant holding a beneficial interest in a Rule 144A Global Certificate, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with The Depository Trust Company's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of a Rule 144A Global Certificate in an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Certificate to be transferred, and (b) if the proposed transferee is a Clearing Agency Participant, upon receipt by the Registrar of instructions given in accordance with The Depository Trust Company's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Certificate of the relevant subclass in an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Certificate or any Definitive Certificates issued in exchange for such interest in such Rule 144A Global Certificate to be transferred, and the Trustee shall cancel the Definitive Certificate, if any, so transferred or decrease the amount of the Rule 144A Global Certificate.

         (e) Private Placement Legend. Upon the transfer, exchange or replacement of Subclass A-9 Certificates not bearing the Private Placement Legend, the Registrar shall deliver Subclass A-9 Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Subclass A-9 Certificates bearing the Private Placement Legend, the Registrar shall deliver only Subclass A-9 Certificates that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required under Section 2.05 hereof or, (ii) in respect of a Definitive Certificate, there is delivered to the Registrar an opinion of counsel reasonably satisfactory to the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (f) General. By its acceptance of any Subclass A-9 Certificate bearing the Private Placement Legend, each Holder of such Certificate acknowledges the restrictions on transfer of such Certificate set forth in this Trust Supplement and in the Private Placement Legend and agrees that it will transfer such Certificate only as provided in this Trust Supplement. The Registrar shall not register a transfer of any Subclass A-9 Certificate unless such transfer complies with the restrictions on transfer of such Certificate set forth in this Trust Supplement. In connection with any transfer of Subclass A-9 Certificates, each Holder agrees by its acceptance of such Certificates to furnish the Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by Airplanes Limited and Airplanes Trust with respect to) the sufficiency of any such legal opinions.

         The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.07. Airplanes Limited and Airplanes Trust shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

         Section 2.08. Definitions. For the purposes of this Article II, the following terms shall have the meanings indicated below:

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Exchange Certificates" means Exchange Certificates as defined and described in the Registration Rights Agreement.

         "Exchange Offer" means the Exchange Offer as defined and described in the Registration Rights Agreement.

         "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

         "Private Placement Legend" means the legend initially set forth on the Certificates in the form set forth in Section 2.05 hereof.

         "Registrable Certificates" means Registrable Certificates as defined and described in the Registration Rights Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 15, 2001, between the Note Issuers, Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. and any other agreement entered into between the Note Issuers and a purchaser of Certificates providing for the registration of the transfer of such Certificates under the Securities Act.

         "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Global Certificate Exchange Date" means the date of exchange of any Temporary Regulation S Global Certificate for any Permanent Regulation S Global Certificate, which shall be the forty-first day after March 15, 2001.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

                                   ARTICLE III

                                   THE TRUSTEE

         Section 3.01. The Trustee.

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Note Issuers, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Note Issuers.

         Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         Section 4.01. Pass Through Agreement Ratified.

         Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Pass Through Agreement are in all respects ratified and confirmed; and the Pass Through Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

         Section 4.02. GOVERNING LAW.

         THIS TRUST SUPPLEMENT AND THE SUBCLASS A-9 CERTIFICATES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 4.03. Execution in Counterparts.

         This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Trustee and each Note Issuer have caused this Trust Supplement to be duly executed as of the day and year first written above.

                                 AIRPLANES LIMITED


                                 By: /s/ Hugh Jenkins
                                     -----------------------------------------
                                 Name:  Hugh Jenkins
                                 Title: Director


                                 AIRPLANES U.S. TRUST


                                 By: /s/ Hugh Jenkins
                                     -----------------------------------------
                                 Name:  Hugh Jenkins
                                 Title: Controlling Trustee


                                 BANKERS TRUST COMPANY, not in its individual
                                   capacity but solely as Trustee


                                 By: /s/ Peter Morse
                                     -----------------------------------------
                                 Name:  Peter Morse
                                 Title: Vice President

                                    EXHIBIT A

                        FORM OF SUBCLASS A-9 CERTIFICATE

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER OR BENEFICIAL OWNER OF THIS CERTIFICATE (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
(2) AGREES THAT IT WILL NOT, BEFORE TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS CERTIFICATE AND THE LAST DATE THAT AIRPLANES GROUP OR ANY OF ITS AFFILIATES OWNED THIS CERTIFICATE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO AIRPLANES GROUP OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE (A) THROUGH
(E) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN THE TWO-YEAR TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO BANKERS TRUST COMPANY, A NEW YORK BANKING CORPORATION, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE TRUST SUPPLEMENT.

                    AIRPLANES SUBCLASS A-9 PASS THROUGH TRUST

          Airplanes Subclass A-9 Floating Rate Pass Through Certificate

                          Issuance Date: March 15, 2001

                       Final Maturity Date: March 15, 2019

                Evidencing a fractional undivided interest in the
                    Airplanes Subclass A-9 Pass Through Trust


Certificate No. _____                       CUSIP ____________
Up to $ ____________                        ISIN _____________
                                            CCN ______________



               $_______ Fractional Undivided Interest representing
                    % of the Trust per $100,000 face amount


         THIS CERTIFIES THAT ____________________, for value received, is the registered owner of up to ____________________ DOLLARS ($__________) Fractional Undivided Interest in the Airplanes Subclass A-9 Pass Through Trust (the "Trust") created pursuant to the Airplanes Pass Through Trust Agreement dated as of March 28, 1996, among Airplanes Limited, a limited liability company organized under the laws of Jersey, Channel Islands ("Airplanes Limited"), Airplanes U.S. Trust, a Delaware business trust ("Airplanes Trust" and, together with Airplanes Limited, the "Note Issuers"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"), as supplemented by Supplement A dated as of March 16, 1998 and the Trust Supplement No. 13 thereto, dated as of March 15, 2001 (together, the "Agreement"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

         This Certificate is one of the duly authorized Certificates designated as "Airplanes Subclass A-9 Floating Rate Pass Through Certificates" (herein referred to as the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Certificateholder of this Certificate, by virtue of the acceptance hereof, assents and by which such Certificateholder is bound. The property of the Trust includes, among other things, certain Notes and all rights of the Trustee, on behalf of the Trust, to receive payments under the Guarantees (collectively, the "Trust Property").

         This Certificate represents a Fractional Undivided Interest in the Trust and the Trust Property, and the Holder hereof shall have no rights, benefits or interest in respect of any assets or property other than the Trust Property.

         Subject to and in accordance with the terms of the Agreement, from funds received by the Trustee and deposited in the Certificate Account pursuant to the Agreement, there will be distributed monthly in arrears on each Payment Date, commencing on April 16, 2001, to the Person in whose name this Certificate is registered at the close of business on the Record Date with respect to such Payment Date, in the manner specified in Sections 4.02(c) and (d) of the Agreement, such Person's pro rata share (based on the aggregate Fractional Undivided Interest in the Trust held by such Person) of the aggregate amount in the Certificate Account. Subject to and in accordance with the terms of the Agreement, in the event that any Special Payment on the Notes is received by the Trustee, there shall be distributed as soon as the Trustee has confirmed receipt of such Special Payment in the Special Payment Account, to the Person in whose name this Certificate is registered at the close of business on the Record Date immediately preceding such Special Payment, in the manner specified in Sections 4.02(c) and (d) of the Agreement, such Person's pro rata share (based on the aggregate Fractional Undivided Interest in the Trust held by such Person) of the aggregate amount of such Special Payment. The Trustee shall mail notice of each Special Payment to the Person in whose name this Certificate is registered at the close of business on the Record Date immediately preceding such Special Payment.

         Payments on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto (except as otherwise provided in the Agreement), without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and, notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

         THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Reference is hereby made to the further provisions of this Certificate set forth in the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  _____________________         AIRPLANES SUBCLASS A-9 PASS
                                        THROUGH TRUST



                                      By: BANKERS TRUST COMPANY, not in its
                                             individual capacity, but
                                             solely as Trustee


                                          By:_______________________________
                                          Name:
                                          Title:


              [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


                    This is one of the Certificates referred
                      to in the within-mentioned Agreement.




 Dated:  ____________                 BANKERS TRUST COMPANY, not in its
                                         individual capacity, but solely as
                                         Trustee


                                      By:__________________________________
                                      Name:
                                      Title:

                            [REVERSE OF CERTIFICATE]


         The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, either Note Issuer or the Trustee or any Affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Note Issuers and the rights of the Certificateholders under the Agreement at any time by the Note Issuers and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in New York, New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof, except that one Certificate may be in a denomination of less than $100,000. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                            [FORM OF] TRANSFER NOTICE



         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.___________________________



________________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________ attorney to transfer said Note on the books of the Trustee with full power of substitution in the premises.



Date:   __________________                [Signature of Transferor]


                                          NOTE: The signature
                                          to this assignment
                                          must correspond with
                                          the name as written
                                          upon the face of the
                                          within-mentioned
                                          instrument in every
                                          particular, without
                                          alteration or any
                                          change whatsoever.

                         [THE FOLLOWING PROVISIONS TO BE
                     INCLUDED ON ALL CERTIFICATES OTHER THAN
                       EXCHANGE CERTIFICATES AND PERMANENT
                        REGULATION S GLOBAL CERTIFICATES]

         In connection with any transfer of this Certificate occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that, without utilizing any general solicitation or general advertising:

                                   [Check One]

[  ]     (a)      this Certificate is being transferred in compliance with the exemption from registration under the Securities Act 1933 provided by Rule 144A thereunder.

                                       or

[  ]     (b)      this Certificate is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Certificate and the Trust Supplement.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Certificate in name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 of the Trust Supplement shall have been satisfied.



Date:_____________               ________________________________________

                                 NOTICE: The signature to this
                                 assignment must correspond with
                                 the name as written upon the face
                                 of the within-mentioned
                                 instrument in every particular,
                                 without alteration or any change
                                 whatsoever.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Airplanes Limited and Airplanes U.S. Trust as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:_____________               _______________________________________________

                                 NOTICE:  To be executed by an executive officer

                                    EXHIBIT B

                            LETTER OF REPRESENTATIONS

                                    EXHIBIT C

                               FORM OF CERTIFICATE

                                                          --------------, ------

Bankers Trust Company
Four Albany Street
New York, New York 10006
Attention: Corporate Trust and Agency Group

Airplanes Limited
22 Grenville Street
St. Helier
Jersey, JE4 8PX
Channel Islands

Airplanes U.S. Trust
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890-001


         Re:      Airplanes Pass Through Trust (the "Issuer") Subclass A-9
                  Certificates

Dear Sirs:

         This letter relates to U.S. $ ____________ principal amount of Subclass A-9 Certificates of the Issuer represented by a Subclass A-9 Certificate which bears a legend (the "Legended Certificate") outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.04 of the Trust Supplement dated as of March 15, 2001 (the "Trust Supplement") relating to the Subclass A-9 Certificates, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Subclass A-9 Certificates may be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Subclass A-9 Certificates, all in the manner provided for in the Trust Supplement.

         Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                Very truly yours,

                                [Name of Holder]


                                By:
                                   ---------------------------------------
                                Name:
                                Title:

                                    EXHIBIT D

                     FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                           ---------------, ----


Bankers Trust Company
Four Albany Street
New York, New York 10006
Attention: Corporate Trust and Agency Group

Airplanes Limited
22 Grenville Street
St. Helier
Jersey, JE4 8PX
Channel Islands

Airplanes U.S. Trust
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890-001


         Re:      Airplanes Pass Through Trust (the "Issuer") Subclass A-9
                  Certificates

Dear Sirs:

         In connection with our proposed sale of U.S.$___________ aggregate principal amount of the Subclass A-9 Certificates, we confirm that such sale will be effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended ("Regulation S") and, accordingly, we represent that:

         (1) the offer of the Subclass A-9 Certificates was not made to a person in the United States;

         (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

         (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

         Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                     Very truly yours,

                                     [Name of Transferor]


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title: